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                                                                     EXHIBIT 3

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                                  WARRANT AGREEMENT

                                       BETWEEN

                            INSIGHT HEALTH SERVICES CORP.

                                         AND

                        CERTAIN WARRANT HOLDERS DEFINED HEREIN

                             DATED AS OF OCTOBER 14, 1997







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


                                  WARRANT AGREEMENT

    THIS WARRANT AGREEMENT (the "Agreement") is made as of October 14, 1997 (the "Effective Date"), between InSight Health Services Corp., a Delaware corporation (the "Company"), and Carlyle Partners II, L.P., a Delaware limited partnership ("CP II"), Carlyle Partners III, L.P., a Delaware limited partnership ("CP III"), Carlyle International Partners II, L.P., a Cayman Islands exempted limited partnership ("CIP II"), Carlyle International Partners III, L.P., a Cayman Islands exempted limited partnership ("CIP III"), C/S International Partners, a Cayman Islands general partnership ("C/S"), the State Board of Administration of Florida ("SBAF"), Carlyle Investment Group, L.P., a Delaware limited partnership("CIG"), Carlyle-Insight International Partners, L.P., a Cayman Islands exempted limited partnership ("C-IIP"), and Carlyle-Insight Partners, L.P., a Delaware limited partnership ("C-IP") (CP II, CP III, CIP II, CIP III, C/S, SBAF, CIG, C-IIP and C-IP, collectively, the "Warrant Holders" and, individually, a "Warrant Holder").

                                W I T N E S S E T H :

    WHEREAS, the Company has entered into (i) that certain Securities Purchase Agreement with the Warrant Holders dated as of October 14, 1997 (the "Purchase Agreement"), pursuant to which the Company agrees, among other things, to issue to the Warrant Holders warrants (the "Warrants") to purchase up to an aggregate of two hundred fifty thousand (250,000) shares of common stock, $.001 par value per share, of the Company (the "Common Stock," and the Common Stock issuable upon exercise of the Warrants being herein referred to as the "Warrant Shares"), and (ii) that certain Securities Purchase Agreement with General Electric Company ("GE") dated as of October 14, 1997, pursuant to which the Company agrees, among other things, to issue to GE warrants (the "GE Warrant") to purchase up to an aggregate of two hundred fifty hundred thousand (250,000) shares of Common Stock of the Company. Each Warrant shall be a warrant to purchase one (1) Warrant Share, unless and until adjusted pursuant to Section 10 hereof. Certain terms used herein and not elsewhere defined are defined in the Purchase Agreement.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and lawful consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    SECTION 1.     WARRANT CERTIFICATE.

    The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

    SECTION 2.     EXECUTION OF WARRANT CERTIFICATE.

    (a) The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors (the "Board") or its President or a Vice President, and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, as the case may be, and may be imprinted or otherwise reproduced on the

Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

    (b) In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer before the Warrant Certificate so signed shall have been disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

    SECTION 3.     REGISTRATION.

    The Company shall register the Warrant Certificates in a Warrant register to be maintained by the Company (the "Warrant Register") when Warrants are issued. The Company may deem and treat the registered holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

    SECTION 4.     REGISTRATION OF TRANSFERS AND EXCHANGES.

    (a) The Company shall from time to time register the transfer of any outstanding Warrant Certificate in the Warrant Register upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.

    (b) The Warrant Holders agree that prior to any proposed transfer of the Warrants or of the Warrant Shares, which transfer shall not be to any Person engaged in the Business, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), the Warrant Holder(s) will, if requested by the Company, deliver to the Company:

         (1) an investment representation letter reasonably satisfactory to the Company signed by the proposed transferee;

         (2) an agreement by such transferee to the impression of the restrictive investment legend set forth below in Section 4(c) on the Warrants or the Warrant Shares;

         (3) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares;

         (4) an agreement by such transferee to be bound by the provisions of this Section 4 relating to the transfer of such Warrants or Warrant Shares; and

         (5) except in the case of a transfer pursuant to Rule 144 promulgated pursuant to the Securities Act, or any successor rule, prior to consummating any private sale or transfer of such Warrants or Warrant Shares, the written opinion of reputable legal counsel in form reasonably


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    acceptable to the Company that such sale or transfer is being made in compliance with applicable federal securities laws.

    (c) The Warrant Holders agree that each certificate representing Warrants or Warrant Shares will bear the following legend until such Warrants or Warrant Shares have been sold pursuant to an effective registration statement under the Securities Act:

         "THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER AND OF ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. IN THE CASE OF A SALE OF THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY, OTHER THAN A SALE PURSUANT TO A VALID REGISTRATION STATEMENT UNDER SAID ACT OR A SALE PURSUANT TO RULE 144 PROMULGATED UNDER SAID ACT, THE HOLDER OF THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY SHALL PROVIDE TO THE CORPORATION THE WRITTEN OPINION OF REPUTABLE LEGAL COUNSEL IN FORM REASONABLY ACCEPTABLE TO THE CORPORATION THAT SUCH SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH APPLICABLE FEDERAL SECURITIES LAWS."

    (d) A Warrant Certificate may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. A Warrant Certificate surrendered for exchange shall be canceled and disposed of by the Company

    SECTION 5.     WARRANTS; EXERCISE OF WARRANTS.

    (a) Subject to the terms of this Agreement, the Warrant Holders shall have the right, which may be exercised during the period commencing on the Effective Date until 5:00 p.m., Washington, D.C. time, on the fifth anniversary of the Effective Date (the "Exercise Period"), to receive from the Company the number of fully paid and non-assessable Warrant Shares that the Warrant Holder may at the time be entitled to receive on exercise of the number of Warrants that the Warrant Holder elects to exercise and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares. In the alternative, the Warrant Holder may exercise its right, during the Exercise Period, to receive Warrant Shares on a net basis, such that, without payment of any funds kind, the Warrant Holder receives that number of Warrant Shares equal to the number of Warrants being exercised times the quotient of (i) the "fair market value" of a Warrant Share (as defined below) minus the Exercise Price, divided by (ii) the fair market value of a Warrant Share. For purposes of the foregoing sentence, "fair market value" of a Warrant Share shall mean the average of the closing prices of the Common Stock's sales on all domestic securities exchanges on


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which such Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Common Stock is not so listed, the average of the representative bid and asked prices quoted on Nasdaq as of 4:00 P.M., New York time, on such day, or, if on any day such Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) business days consisting of the day as of which the "fair market value" of the Warrant Shares is being determined and the twenty (20) consecutive business days prior to such day; provided that if such Common Stock is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such Common Stock is not listed on any domestic securities exchange or quoted on Nasdaq or the domestic over-the-counter market, the "fair market value" of the Warrant Shares shall be the fair value thereof determined by the Company and approved by the Warrant Holder; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair market value shall be determined by an appraiser reasonably selected by the Company and reasonably approved by the Warrant Holder. The determination of such appraiser shall be final and binding on the Company and the Warrant Holder, and the fees and expenses of such appraiser shall be paid by the Company, unless the fair market value determined by such appraiser is less than five percent (5%) above the value proposed in writing by the Company and rejected by the Warrant Holder prior to the selection of such appraiser, in which event the fees and expenses of such appraiser shall be for the Warrant Holder's account. Each Warrant not exercised prior to 5:00 p.m., Washington, D.C. time, on the fifth anniversary of the Effective Date shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

    (b) A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 14 hereof) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, and upon (i) payment to the Company of the exercise price of ten dollars ($10.00) per Warrant Share, as adjusted as herein provided (as so adjusted, the "Exercise Price"), for the number of Warrant Shares in respect of which such Warrants are then exercised, or (ii) the Warrant Holder's exercise of its right to receive Warrant Shares on a net basis, as more fully described in
Section 5(a). Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company or
(ii) in the manner provided in subsection (a) of this Section 5.

    (c) Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11; PROVIDED, HOWEVER, that if any consolidation, merger, or sale or other transfer of all or substantially all of the assets of the Company is proposed to be effected by the Company, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as practicable, but in any event not later than five business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.


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


    (d) The Warrants shall be exercisable, at the election of the holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered by the Company and at its expense pursuant to the provisions of this Section and of Section 2 hereof.

    (e) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Warrant Holder during normal business hours at its office.

    SECTION 6.     PAYMENT OF TAXES.

    The Company will pay all documentary stamp taxes or other similar taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

    SECTION 7.     MUTILATED OR MISSING WARRANT CERTIFICATES.

    In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may issue, in exchange and substitution for, and upon cancellation of, the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

    SECTION 8.     RESERVATION OF WARRANT SHARES.

    (a) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

    (b) The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented


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by the Warrants.  The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each holder pursuant to Section 13 hereof.

    (c)  Before taking any action which would cause an adjustment pursuant to
Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

    (d) The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

    SECTION 9.     STOCK EXCHANGE LISTINGS.

    The Company will from time to time take all commercially reasonable action, at its expense, which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed and maintained on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed and registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or authorized for quotation on Nasdaq, provided, however, that the payment of any required listing or other fee shall always be deemed to be "commercially reasonable" for purposes of this Section 9.

    SECTION 10. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE.

    (a) In order to prevent the dilution of the rights granted under this Agreement, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 10, and the number of shares of Common Stock obtainable upon exercise of the Warrants shall be subject to adjustment from time to time as provided in this Section 10. For purposes of this Section 10, "Trigger Price" shall be $6.75 per share of Common Equity; "Convertible Security" means any stock or securities, directly or indirectly, convertible into or exchangeable for Common Equity, including without limitation any exchangeable debt securities; "Option" shall mean any rights or options to subscribe for or purchase Common Equity or Convertible Securities.

    (b)  If and whenever the Company issues or sells or, in accordance with
Section 10(c), is deemed to have issued or sold, any share of Common Equity without consideration or for a net consideration per share less than the Trigger Price, then immediately upon such issuance or sale, the Exercise Price, which shall equal $10 per share until the first such issuance or sale below the Trigger Price, shall be reduced to the price per share determined by dividing
(i) an amount equal to the sum of (A) the number of shares of Common Equity outstanding immediately prior to such issuance multiplied by the Exercise Price in effect immediately prior to such issuance, and (B) the consideration, if any, received by the Company upon such issuance, by (ii) the total number of shares of Common Equity outstanding immediately after such issuance.

    Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price with respect to the granting of, or issuance of Common Equity upon exercise of, stock options to employees of the Company authorized but not granted as of the Effective Date for an aggregate of up to 300,000 shares of Common Equity (as such shares are equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations). For purposes of this Section 10, "Common Equity" means all shares


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now or hereafter authorized of any class of common stock of the Company
(including the Common Stock) and any other stock of the Company, however designated, authorized on or after the date hereof, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount, and "Fully Diluted Equity" means, with respect to the Company at any given time, (A) the number of shares of Common Equity actually outstanding at such time, plus (B) the maximum number of shares of Common Equity that are issuable upon the exercise, exchange or conversion of any unexpired right or unexpired option (including the Warrants) to subscribe for, to purchase or to receive Common Equity or other securities convertible into or exchangeable for Common Equity, including without limitation any exchangeable debt securities, regardless of whether any of the foregoing are actually exercisable at such time; provided, however, the number of shares of Common Equity outstanding at any given time shall not include shares, directly or indirectly, owned or held by or for the account of the Company.

    (c) For purposes of determining the adjusted Exercise Price under Section 10(b) above, the following shall be applicable:

         (1) CONSIDERATION. If any Common Equity, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be (i) in the case of any public offering of such securities for cash, the gross proceeds of such offering (without deduction for any underwriters discount) and (ii) in the case of any other issuance, sale or deemed issuance or sale for cash, the gross amount received by the Company therefor. In case any Common Equity, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair market value of such consideration. In case any Common Equity, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Equity, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash shall be determined jointly by the Company and a majority in interest of the Warrant Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair market value shall be determined by an appraiser reasonably selected by the Company and reasonably approved by such Warrant Holders. The determination of such appraiser shall be final and binding on the Company and the Warrant Holders, and the fees and expenses of such appraiser shall be paid by the Company, unless the fair market value determined by such appraiser is less than five percent (5%) above the value proposed in writing by the Company and rejected by such Warrant Holders prior to the selection of such appraiser, in which event the fees and expenses of such appraiser shall be for such Warrant Holders' account.

         (2) OPTIONS AND CONVERTIBLE SECURITIES. In the case of the granting or sale of any Option or Convertible Security (whether or not at the time convertible, exercisable or exchangeable):

              (A) the aggregate maximum number of shares of Common Equity deliverable, directly or indirectly, upon exercise of any Option shall be deemed to have been issued at the time such Option was granted and for a consideration equal to the consideration (determined in the manner provided in subsection (1) above), if any, received by the Company upon the issuance of such Option plus the


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              minimum purchase price provided in such Option for the Common
              Equity covered thereby;

              (B) the aggregate maximum number of shares of Common Equity deliverable upon conversion of or in exchange for any such Convertible Security, or upon the exercise of any Option to purchase or acquire any Convertible Security and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such Convertible Security was issued or such Option was issued and for a consideration equal to the consideration, if any, received by the Company for any such Convertible Security and any related Option (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subsection (1) above), if any, to be received by the Company upon the conversion or exchange of such Convertible Security, or upon the exercise of any related Option to purchase or acquire any Convertible Security and the subsequent conversion or exchange thereof;

              (C) on any change in the number of shares of Common Equity deliverable, directly or indirectly, upon conversion, exercise or exchange of any such Option or Convertible Security or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price as then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such Option or Convertible Security upon the basis of such change; and

              (D) if the Exercise Price shall have been adjusted upon the issuance of any such Option or Convertible Security, no further adjustment of the Exercise Price shall be made for the actual issuance of Common Equity upon any exercise, conversion, or exchange thereof;

    provided, however, that none of the events set forth in Section 10(c)(2)(A) through 10(c)(2)(D), inclusive, shall result in any increase in the Exercise Price.

         (3) INTEGRATED TRANSACTION. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

         (4) TREASURY SHARES. The number of shares of Common Equity outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issuance or sale of Common Equity.

         (5) RECORD DATE. If the Company takes a record of the holders of Common Equity for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Equity, Options or in Convertible Securities or (B) to subscribe for or purchase Common Equity, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Equity deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

    (d) If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Equity into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of the Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

    (e) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Common Equity are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Equity is referred to herein as a "Corporate Change." Prior to the consummation of any Corporate Change, the Company shall make appropriate provision (in form and substance satisfactory to the Warrant Holder) to insure that the Warrant Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Warrant Shares acquirable and receivable upon the exercise of such holder's Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares acquirable and receivable upon exercise of such holder's Warrant had such Corporate Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Warrant Holder) with respect to such holder's rights and interests to insure that the provisions of this Agreement shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, any adjustment of the Exercise Price based on
Section 10 hereof). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Warrant Holder), the obligation to deliver to the Warrant Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

    (f)  If any event occurs of the type contemplated by the provisions of this
Section 10 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board shall make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Warrant Holder; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 10.

    (g) If the Company declares or pays a dividend upon the Common Equity payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Warrant Holder at the time of payment thereof the Liquidating Dividend which would have been paid to such Warrant Holder on the Common Stock had the Warrants been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Equity entitled to such dividends are to be determined.

    SECTION 11.  FRACTIONAL INTERESTS.

    The Company shall not be required to issue fractional Warrant Shares upon the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the Warrant Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the "fair market value" (determined as provided in Section 5(a) above) of the Common Stock on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

    SECTION 12.  FINANCIAL STATEMENTS.

    (a) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any of the Warrants remain outstanding, the Company shall furnish to the Warrant Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing).

    (b) The Company shall, so long as any of the Warrants are outstanding, deliver to the Warrant Holders, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Agreement, an Officers' Certificate specifying such default and what action the Company is taking or proposes to take with respect thereto.

    SECTION 13.  NOTICES TO WARRANT HOLDERS.

    (a) Upon any adjustment of the Exercise Price or exercise privileges pursuant to Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of a firm of independent public accountants of recognized standing, selected by the Board (who may be the regular auditors of the Company) and acceptable to the Warrant Holders, setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, upon exercise of a Warrant and payment of the adjusted Exercise Price, and (ii) cause to be given to each of the registered holders of the Warrant Certificate(s), at his or her address appearing on the Warrant register, written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

    (b)  In case:

         (1) the Company shall authorize the issuance to all holders of shares of Common Stock of the Company rights to subscribe for, or to purchase shares of, Common Stock or of any other subscription rights or warrants; or

         (2) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets; or

         (3) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants, or a tender offer or exchange offer for shares of Common Stock; or

         (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or a Liquidating Dividend; or

         (5) the Company proposes to take any action which would require an adjustment of the Exercise Price or the Warrant Shares pursuant to Section 10;

then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his or her address appearing on the Warrant register, at least twenty (20) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights or distribution are to be determined, or
(ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

    (c) Nothing contained in this Agreement or in the Warrant Certificate shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

    SECTION 14.  NOTICES TO THE COMPANY AND THE WARRANT HOLDERS.

    (a) Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, return receipt requested, facsimile or air courier guaranteeing overnight delivery, as follows:

    If to the Company:       InSight Health Services Corp.
                             4400 MacArthur Boulevard, Suite 800
                             Newport Beach, CA  92660

                             Facsimile:  714.851.4488
                             Attn:  Chief Financial Officer

    With a copy to:          McDermott, Will & Emery
                             2049 Century Park East, 34th Floor
                             Los Angeles, CA  90067
                             Facsimile:  310.277.4730
                             Attn:  Mark J. Mihanovic, Esq.

                                       and

                             Arent, Fox, Kintner, Plotkin & Kahn
                             1050 Connecticut Avenue, N.W., Suite 600
                             Washington, D.C.  20036
                             Facsimile:  202.857.6395
                             Attn:  Gerald P. McCartin, Esq.

    If to the Purchaser:     c/o The Carlyle Group
                             1001 Pennsylvania Avenue, N W
                             Suite 2205
                             Washington, D.C.  20004
                             Facsimile:   202.347.9250
                             Attn:  David W. Dupree

    With a copy to:          Gibson, Dunn & Crutcher LLP
                             1050 Connecticut Avenue, N.W.
                             Washington, D.C.  20036
                             Facsimile:  202.467.0539
                             Attn:  John F. Olson, Esq.


or to such other place and with such other copies as either party may designate as to itself by written notice to the other. All such notices, requests, instructions or other documents shall be deemed to have been duly given at the time delivered by hand, if personally delivered, four (4) business days after being deposited in the mail, postage prepaid, if mailed, when receipt is acknowledged by addressee, if by facsimile, or on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

    SECTION 15.  SUPPLEMENTS AND AMENDMENTS.

    The Company may from time to time supplement or amend this Agreement with the express written approval of the holder(s) of the Warrant Certificate(s) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holder(s) of Warrant Certificate(s).

    SECTION 16.  SUCCESSORS.

    All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder. All the covenants and provisions by or for the benefit of the Warrant Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

    SECTION 17.  TERMINATION.

    This Agreement shall terminate at 5:00 p.m., Eastern Standard Time on the fifth anniversary of the Effective Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

    SECTION 18.  GOVERNING LAW.

    This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

    SECTION 19.  BENEFITS OF THIS AGREEMENT.

    Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holder(s) of the Warrant Certificate(s) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holder(s) of the Warrant Certificate(s).

    SECTION 20.  HSR ACT.

    The Company shall cooperate with any Warrant Holder, promptly after receipt of notice from any such Warrant Holder of its intention to exercise any Warrants, in making all filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with such exercise; provided, however, that in no event shall such cooperation include payment of any fee which may be required to be paid. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated prior to the issuance of any Warrant Shares upon exercise of Warrants.

    SECTION 21.  COUNTERPARTS.

    This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written

                                  INSIGHT HEALTH SERVICES CORP.,
                                  a Delaware corporation


                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


                                  CARLYLE PARTNERS II, L.P.,
                                  a Delaware limited partnership

                                  By:  TC Group, L.L.C., its General Partner


                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


                                  CARLYLE PARTNERS III, L.P.,
                                  a Delaware limited partnership

                                  By:  TC Group, L.L.C., its General Partner


                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


                                  CARLYLE INTERNATIONAL PARTNERS II, L.P., a Cayman Islands exempted limited partnership

                                  By:  TC Group, L.L.C., its General Partner


                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------

                                  CARLYLE INTERNATIONAL PARTNERS III, L.P., a Cayman Islands exempted limited partnership

                                  By:  TC Group, L.L.C., its General Partner


                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


                                  C/S INTERNATIONAL PARTNERS,
                                  a Cayman Islands general partnership

                                  By:  TC Group, L.L.C., its General Partner


                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


                                  STATE BOARD OF ADMINISTRATION OF
                                  FLORIDA,
                                  a separate account maintained pursuant to an Investment Management Agreement dated as of September 6, 1996 between the State Board of Administration of Florida, Carlyle Investment Group, L.P. and Carlyle Investment Management, L.L.C.

                                  By:  Carlyle Investment Management, L.L.C.,
                                       as Investment Manager

                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


                                  CARLYLE INVESTMENT GROUP, L.P.,
                                  a Delaware limited partnership

                                  By:  TC Group, L.L.C., its General Partner


                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------

                                  CARLYLE-INSIGHT INTERNATIONAL
                                  PARTNERS, L.P.,
                                  a Cayman Islands exempted limited partnership

                                  By:  TC Group, L.L.C., its General Partner


                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


                                  CARLYLE-INSIGHT PARTNERS, L.P.,
                                  a Delaware limited partnership

                                  By:  TC Group, L.L.C., its General Partner


                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------

                                                                       EXHIBIT A


                            [FORM OF WARRANT CERTIFICATE]

                                        [FACE]

"THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER AND OF ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. IN THE CASE OF A SALE OF THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY, OTHER THAN A SALE PURSUANT TO A VALID REGISTRATION STATEMENT UNDER SAID ACT OR A SALE PURSUANT TO RULE 144 PROMULGATED UNDER SAID ACT, THE HOLDER OF THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY SHALL PROVIDE TO THE CORPORATION THE WRITTEN OPINION OF REPUTABLE LEGAL COUNSEL IN FORM REASONABLY ACCEPTABLE TO THE CORPORATION THAT SUCH SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH APPLICABLE FEDERAL SECURITIES LAWS."

                      EXERCISABLE ON OR BEFORE OCTOBER 14, 2002

No. _____                                                  _____ Warrants

                                 WARRANT CERTIFICATE

                            INSIGHT HEALTH SERVICES CORP.

    This Warrant Certificate certifies that ______________ or registered assigns, is the registered holder of ______ warrants (the "Warrants") expiring October 14, 2002 (the "Expiration Date") to purchase Common Stock, $.001 par value (the "Common Stock"), of InSight Health Services Corp., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m., Washington, D.C. time, on the Expiration Date, one fully paid and non-assessable share of Common Stock (a "Warrant Share") at the initial exercise price of $10.00 per Warrant Share, subject to adjustment (as adjusted, the exercise price is the "Exercise Price") upon the occurrence of certain events set forth in the Warrant Agreement, upon surrender of this Warrant Certificate and payment of the Exercise Price, or as otherwise provided in the Warrant Agreement, at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement dated as of October 14, 1997 (the "Warrant Agreement"). The number and kind of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

    No Warrant may be exercised after 5:00 p.m., Washington, D.C. time, on the Expiration Date, and to the extent not exercised by such time such Warrants shall become void.

    Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

    This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Date:
      -------------------

                             INSIGHT HEALTH SERVICES CORP.



                             By:
                                ----------------------------------------
                                  President



                             By:
                                ----------------------------------------
                                  Secretary

                            [FORM OF WARRANT CERTIFICATE]

                                      [REVERSE]

    The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date, entitling the holder on exercise to receive shares of Common Stock, $.001 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to the Warrant Agreement, duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants (the "Warrant Holders"). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

    Warrants may be exercised at any time on or before the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth herein properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the alternative, each Warrant Holder may exercise its right, during the Exercise Period, as defined in the Warrant Agreement, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Warrant Holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of its Warrants less that number of Warrant Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the Warrant Holder of the Warrant Shares. For purposes of the foregoing sentence, "fair market value" of the Warrant Shares will be determined in the manner set forth in the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. Except as provided in Section 10 of the Warrant Agreement, no adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

    The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and the number of Warrant Shares set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

    The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in a Registration Rights Agreement dated as of October 14, 1997, between the Company and the Warrant Holder. A copy of the Registration Rights may be obtained by the holder hereof upon written request to the Company.

    Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

    Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

    The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                            [FORM OF ELECTION TO PURCHASE]

                      (TO BE EXECUTED UPON EXERCISE OF WARRANT)

    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ___________ shares of Common Stock and herewith tenders payment for such shares to the order of InSight Health Services Corp. in the amount of $_______ or by delivery of ____ Warrants or in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ___________________ whose address is __________________________________ and that such shares be delivered to _________________ whose address is __________________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder after giving effect to any delivery of Warrants in payment of the Exercise Price, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _______________, whose address is ________________________, and that such Warrant Certificate be delivered to
_________________ whose address is _____________________.


                             Signature:
                                        ----------------------
Date:
     -----------------